Exhibit 33.6

[LOGO]
AVELO(R)
MORTGAGE

       Assessment Regarding Compliance with Applicable Servicing Criteria

1. Avelo Mortgage, LLC (the "Servicer") is responsible for assessing compliance, as of December 31, 2006 and for the period from February 24, 2006 (the first day of the distribution period in which the GS Mortgage Securities Corp. ("GSMSG") first issued securities subject to Regulation AB through December 31, 2006 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(i), (d)(1)(iii), (d)(2)(ii),
      (d)(2)(iv), (d)(3)(ii), (d)(3)(iii), (d)(4)(i), (d)(4)(ii), (d)(4)(iii),
      (d)(4)(vi), and (d)(4)(xv) of Regulation AB, which the Servicer has concluded are not applicable to the activities it performs, directly, with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria"). The transactions in which the Servicer was a party are covered by this report included those asset-backed securities transactions conducted by the GSMSG that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix A.

2. The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities for the reporting period and the Servicer elects to take responsibility for assessing compliance with certain servicing criteria applicable to such Vendors.

3. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the Reporting Period except as follows:

      The Servicer assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified a material instance of non-compliance with servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB with respect to the Platform. Specifically, the Servicer did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements.

4. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria for the Reporting Period;

5. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the Reporting Period;

6. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period.

February 28, 2007                          Avelo Mortgage, LLC

                                           By: /s/ James Weston Moffett
                                               ------------------------
                                           Name:  James Weston Moffett
                                           Title: President and CEO

600 E. Las Colinas Blvd. Suite 620 Irving, TX 75039 972.910.7000 F. 972.910.7099

                                   Appendix A
                             Avelo Mortgage, L.L.C.
                            as of December 31, 2006


Deal Name                                      Short Name      Closing Date   Master Servicer             Trustee
====================================================================================================================================
Closed Deals
GSR Mortgage Loan Trust 2006-2F              GSR 2006-2F        2/24/2006     Wells             US Bank National Association
GSAA Home Equity Trust 2006-3                GSAA 2006-3        2/24/2006     Chase             US Bank National Association
GSAA Home Equity Trust 2006-4                GSAA 2006-4         3/2/2006     Wells             Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-3F              GSR 2006-3F        3/30/2006     Wells             US Bank National Association
GSAA Home Equity Trust 2006-5                GSAA 2006-5        3/30/2006     Chase             US Bank National Association
GSR Mortgage Loan Trust 2006-4F              GSR 2006-4F        4/28/2006     Chase             US Bank National Association
GSAA Home Equity Trust 2006-6                GSAA 2006-6        4/28/2006     Chase             US Bank National Association
GSAA Home Equity Trust 2006-7                GSAA 2006-7        4/28/2006     Wells             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-8                GSAA 2006-8        4/28/2006     Wells             Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-5F              GSR 2006-5F        5/26/2006     Wells             US Bank National Association
GSAA Home Equity Trust 2006-9                GSAA 2006-9        5/26/2006     Chase             US Bank National Association
GSAMP Trust 2006-HE3                         GSAMP 2006-HE3     5/26/2006     Wells             LaSalle Bank National Association
GSAMP 2006-SEA1                              GSAMP 2006-SEA1    6/18/2006     Chase             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-10               GSAA 2006-10       6/29/2006     Wells             Deutsche Bank National Trust Company
GSAMP Trust 2006-HE4                         GSAMP 2006-HE4     6/29/2006     Wells             LaSalle Bank National Association
GSAA Home Equity Trust 2006-11               GSAA 2006-11       6/30/2006     Wells             Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-OA1             GSR 2006-OA1       8/24/2006     Wells             Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-8F              GSR 2006-8F        8/25/2006     Wells             US Bank National Association
GSAA Home Equity Trust 2006-14               GSAA 2006-14       8/25/2006     Wells             LaSalle Bank National Association
GSAMP Trust 2006-HE5                         GSAMP 2006-HE5     8/25/2006     Wells             LaSalle Bank National Association
GSAA Home Equity Trust 2006-15               GSAA 2006-15       9/26/2006     Wells             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-16               GSAA 2006-16       9/28/2006     Wells             Deutsche Bank National Trust Company
GSRPM Trust 2006-2                           GSAMP 2006-RPM2    10/18/2006    Chase             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-17               GSAA 2006-17       10/27/2006    Wells             Deutsche Bank National Trust Company
GSAMP Trust 2006-HE7                         GSAMP 2006-HE7     10/30/2006    Wells             LaSalle Bank National Association
GSAA Home Equity Trust 2006-19               GSAA 2006-19       11/24/2006    Wells             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-18               GSAA 2006-18       11/30/2006    Wells             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-S1               GSAA 2006-S1       12/28/2006    Wells             Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-10F             GSR 2006-10F       12/28/2006    Wells             US Bank National Association
GreenPoint Mortgage Funding Trust 2006-OH1   GPMF 2006-OH       12/28/2006    Wells             Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-20               GSAA 2006-20       12/28/2006    Wells             US Bank National Association
GSAMP Trust 2006-HE8                         GSAMP 2006-HE8     12/29/2006    Wells             LaSalle Bank National Association
====================================================================================================================================




                                                                        3/1/2007